UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2024

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

For the purpose of repricing the outstanding U.S. dollar term loans incurred on May 5, 2021 (the “Initial Dollar Term Loans”), on January 19, 2024, Jazz Financing Lux S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg (“Jazz Lux”) and wholly owned subsidiary of Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland (the “Company”), entered into an amendment (the “Repricing Amendment”) to the Credit Agreement, dated May 5, 2021, by and among Jazz Lux and certain other subsidiaries of the Company, as borrowers (collectively with the Company and Jazz Lux, the “Borrowers”), the lenders and issuing banks from time to time party thereto, Bank of America, N.A., as administrative agent and U.S. Bank Trust Company, National Association, as collateral trustee (as amended by the Repricing Amendment, the “Amended Credit Agreement”). Upon entry into the Amended Credit Agreement, certain existing lenders converted outstanding Initial Dollar Term Loans into a new tranche of U.S. dollar term loans (the “Tranche B-1 Dollar Term Loans”) and Jazz Lux borrowed $201,909,488.38 aggregate principal amount of additional Tranche B-1 Dollar Term Loans, the proceeds of which were used to repay the outstanding Initial Dollar Term Loans that were not converted. The Tranche B-1 Dollar Term Loans are a separate class of term loans under the Amended Credit Agreement with the same material terms (including with respect to maturity, prepayment, security, covenants and events of default) as the previously outstanding Initial Dollar Term Loans as described under Item 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2021, which description is incorporated herein by reference, with the interest rate amended as described below. The principal amount of Initial Dollar Term Loans outstanding immediately prior to the Repricing Amendment and the outstanding principal amount of Tranche B-1 Dollar Term Loans immediately following the Repricing Amendment, each totaled $2,722,500,000.

The Tranche B-1 Dollar Term Loans bear interest at a rate equal to either (a) Term SOFR or (b) the prime lending rate, in each case, plus an applicable margin. The applicable margin for the Tranche B-1 Dollar Term Loans is 3.00% (in the case of Term SOFR borrowings) and 2.00% (in the case of borrowings at the prime lending rate), a decrease of 50 basis points from the applicable margin on the Initial Dollar Term Loans. The Tranche B-1 Dollar Term Loans are subject to a Term SOFR floor of 0.50%.

The Tranche B-1 Dollar Term Loans will amortize in quarterly installments equal to 0.284664830% of the initial principal amount thereof, with the remaining balance payable on May 5, 2028.

The foregoing description of the Repricing Amendment and the Tranche B-1 Dollar Term Loans contained in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Repricing Amendment. A copy of the Repricing Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated as of January 19, 2024, by and among Jazz Pharmaceuticals Public Limited Company, the other borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto, Bank of America, N.A., as administrative agent, and U.S. Bank Trust Company, National Association, as collateral trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Patricia Carr
Name:	Patricia Carr
Title:	Principal Accounting Officer and Interim Principal Financial Officer

Date: January 25, 2024